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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS



Board of Directors and Stockholders
of Keane, Inc.


We consent to the incorporation by reference in the registration statements of Keane, Inc. on Form S-8 (File Nos. 33-00175, 33-16187, 33-00176, 2-76657, 2-
91931, 33-16188, 33-38361, 2-40012, 2-87193, 2-61721, 2-89418, 33-38360, 33-
38361, 33-52760, 33-52758, 33-52756, and 33-52762) of our report dated February
28, 1997 on our audits of the consolidated financial statements of Keane, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is included in this Annual Report on Form 10-K.



Boston, Massachusetts                              Coopers & Lybrand L.L.P.
March 26, 1997